Exhibit 3.4

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CORN PRODUCTS INTERNATIONAL, INC.

Corn Products International, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST:  That at a meeting of the Board of Directors duly called and held, resolutions were duly adopted setting forth the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended the (“Amended and Restated Certificate of Incorporation”), declaring said amendment to be advisable and directing that the same be considered at the next Annual Meeting of stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation, be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Ingredion Incorporated.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Corporation’s Amended and Restated Certificate of Incorporation and By-Laws and the General Corporation Law of the State of Delaware were voted in favor of the amendment.

THIRD:  The foregoing amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:            This certificate and the foregoing amendment shall become effective at 12:01 a.m. on June 4, 2012.

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IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Mary Ann Hynes, its Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, this 22nd day of May, 2012.

CORN PRODUCTS INTERNATIONAL, INC.

By:	/s/ Mary Ann Hynes
	Name:	Mary Ann Hynes
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer